UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2003

FRESH CHOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20792	77-0130849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Cochrane Circle
Morgan Hill, California 95037
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 776-0799

Not Applicable
(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant.

On February 27, 2003, Fresh Choice, Inc. (the “Company”) notified Deloitte & Touche LLP (“Deloitte”) that, upon completion of Deloitte’s audit of the Company’s consolidated financial statements for the fiscal year ended December 29, 2002, which is currently in process, the Company will dismiss Deloitte and change auditors.  The Company’s Audit Committee of the Board of Directors (the “Audit Committee”) authorized the dismissal of Deloitte on February 26, 2003.

During the two fiscal years of the Company ended December 31, 2000 and December 30, 2001, and the subsequent interim period preceding the Company’s notification to Deloitte of its intention to dismiss Deloitte, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2000 and December 30, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

16.1	Letter of Deloitte & Touche LLP regarding change in independent auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2003	FRESH CHOICE, INC.

	By:	/s/ David E. Pertl
David E. Pertl
Senior Vice President, Chief Financial
Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Deloitte & Touche LLP regarding change in independent auditor.